                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.


                                 FORM 8-K/A/One


                                 CURRENT REPORT


                     Pursuant to Section 10 or 15(d) of the
                         Securities Exchange Act of 1934



                                JANUARY 1, 1996
                Date of Report (date of earliest event reported)


                           NETWORK LONG DISTANCE, INC.
             (Exact Name of Registrant as Specified in its Charter)


        DELAWARE                     0-23172                 72-1122018
    (State or Other                (Commission           (IRS Employer Iden-
    Jurisdiction of                File Number)           tification Number)
    Incorporation)


                               525 FLORIDA STREET
                          BATON ROUGE, LOUISIANA  70801
                     (Address of Principal Executive Offices
                               Including Zip Code)


                                 (504) 343-3125
                        (Registrant's telephone number,
                              including area code)


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Item 1.   CHANGES IN CONTROL OF REGISTRANT

          N/A


Item 7.   FINANCIAL STATEMENTS AND  EXHIBITS

          (a)            N/A

          (b) PRO FORMA COMBINING BALANCE SHEET

              The following unaudited Pro Forma Combining Balance Sheet as of December 31, 1995, illustrates the effect of the acquisition of a segment of the customer base of Quantum Communications, Inc. (Quantum) as of January 1,1996 (the Acquisition) and the related receivables for cash of $474,225, the issuance of 51,256 shares of restricted common stock, and the issuance of a note payable of $339,570 to Quantum. Of the consideration stated above, 21,500 shares of restricted common stock and cash of $30,000 are to be held in escrow until a specified period of time passes while retaining a certain level of customer base. The Pro Forma Combining Balance
              Sheet assumes that the Acquisition occurred on the date the balance sheet is presented.

              The unaudited Pro Forma Combining Balance Sheet is presented for comparative purposes only and is not intended to be indicative of actual financial position had the transaction occurred as of the date indicated above nor does it purport to indicate the financial position which may be reached in the future.



                          PRO FORMA COMBINING BALANCE SHEET
                               AS OF DECEMBER 31, 1995

                                                                                       Network/Quantum
                                                Network             Pro Forma             Pro Forma
                                             Historical(1)         Adjustments            Combined
                                              ----------            -----------           --------
               ASSETS
               Current assets                 $ 8,596,858           $ 191,250 (2)         $ 8,343,883
                                                                     (444,225)(3)
               Property and equipment, net      2,280,763                                   2,280,763
               Excess of costs over net
                tangible assets acquired (4):
                 Goodwill                       5,009,608             381,944 (3)           5,391,552
                 Other intangibles              5,924,078             506,298 (3)           6,430,376
               Other assets                       580,547                                     580,547
                                              -----------           ---------             -----------
                Total assets                  $22,391,854           $ 635,267             $23,027,121
                                              -----------           ---------             -----------
                                              -----------           ---------             -----------
               LIABILITIES AND STOCKHOLDERS' EQUITY
               Liabilities                    $ 6,539,840           $ 339,570 (3)         $ 6,879,410
               Stockholders' Equity
                Series A preferred stock                0                                           0
                Common stock                          388                   3 (3)                 391
                Additional paid-in-capital     15,167,538             295,694 (3)          15,463,232
                Retained earnings                 684,088                                     684,088
                                              -----------           ---------             -----------
                 Total stockholders' equity    15,852,014             295,697              16,147,711
                                              -----------           ---------             -----------
                 Total liabilities and
                  stockholders' equity        $22,391,854            $635,267             $23,027,121
                                              -----------           ---------             -----------
                                              -----------           ---------             -----------


              NOTES TO PRO FORMA COMBINING BALANCE SHEET

               1. Represents the December 31, 1995, balance sheet of Network Long Distance, Inc., which includes the assets acquired and liabilities assumed of Value Tel, Inc., which acquisition occurred on October 31, 1995.

               2. Represents the estimated fair value of the accounts receivable acquired by Network Long Distance, Inc.

               3. Represents the payment of $474,225 in cash, issuance of 51,256 shares of Network's restricted common stock valued at $509,355 and issuance of a note payable to Quantum for $339,570. Of the consideration mentioned above, 21,500 shares of the Company's restricted common stock valued at $213,656 and cash of $30,000 are to be held in escrow until a specified period of time passes while retaining a certain level of the customer base. The customer base is not guaranteed to remain at this level until the end of the restricted period. As the outcome of this contingency is not determinable beyond reasonable doubt, the shares held and cash in escrow have not yet been reflected in the purchase price.

                                      -2-

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               4.  For purposes of allocating the purchase price among the intangible costs acquired, Network has tentatively assigned a value of $506,000 to the customer base acquired based on initial estimates of discounted cash flow expected to be derived from the customers acquired. The excess of the purchase price over the amount attributed to the acquired customer base is goodwill. It is Network's intention, subsequent to the acquisition, to more fully evaluate the acquired assets and, as a result, the allocation of acquisition costs among the intangible assets acquired may change.

          (c)            N/A

Exhibit No.    Page          Description
-----------    ----          -----------
      1          6           Asset Purchase Agreement between the Registrant
                             and Quantum Communications, Inc. dated January 1,
                             1996.*

-------------------
* Previously filed.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NETWORK LONG DISTANCE, INC.




Dated: March 7, 1996            By: /s/ Marc I. Becker

                                       __________________________________
                                       Marc I. Becker,
                                       Executive Vice President















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